As filed with the Securities and Exchange Commission on February 10, 2009.
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	20-0422823
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
6 Cedar Brook Drive, Cranbury, NJ 08512
(Address of Principal Executive Office)( Zip Code)

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
2007 DIRECTOR OPTION PLAN
(Full title of the plan)

Geoffrey P. Gilmore
Senior Vice President, General Counsel and Secretary
Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, NJ 08512
(Name and address of Agent for Service)

(609) 662-2000
(Telephone Number for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount Of
Title Of	To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Amended and Restated 2007 Equity Incentive Plan Common Stock (par value $0.01 per share)	2,000,000	$9.86	$19,720,000	$775.00
2007 Director Option Plan Common Stock (par value $0.01 per share)	126,423	$9.86	$1,246,531	$49.00
TOTAL:	2,126,423		$20,966,531	$824.00

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)	The proposed maximum offering price of $9.86 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on February 3, 2009, is set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933.

EXPLANATORY NOTE
     On August 10, 2007, we filed a Registration Statement on Form S-8 (File No. 333- 145305) (referred to in this document as the “First Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 2,501,307 shares of our common stock issuable by us under the Amicus Therapeutics, Inc. 2002 Equity Incentive Plan, 966,667 shares of our common stock issuable by us under the Amicus Therapeutics, Inc. 2007 Equity Incentive Plan, 200,000 shares of common stock issuable by us under the 2007 Director Option Plan and 200,000 shares issuable by us under the 2007 Employee Stock Purchase Plan
     This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of (i) the additional 2,000,000 shares of our common stock subject to issuance upon the granting of awards that may be granted under the Amended and Restated 2007 Equity Incentive Plan at any time or from time to time after the date hereof under such plan and (ii) the additional 126,423 shares of our common stock subject to issuance upon the granting of awards that may be granted under the 2007 Director Option Plan at any time or from time to time after the date hereof under such plan. Pursuant to General Instruction E to Form S-8, Amicus Therapeutics, Inc. (the “Registrant”) hereby incorporates herein by reference the contents of the First Registration Statement into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by Amicus Therapeutics, Inc. (“Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 5, 2009;

(b)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (file No. 001-33497) filed with the Commission on May 23, 2007, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 8. Exhibits
     The following exhibits are filed as part of this registration statement:

Exhibit
Number	Exhibit Description

3.1(1)	Restated Certificate of Incorporation

3.2(2)	Amended and Restated By-laws

4.1(3)	Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page hereto)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)

(2)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)

(3)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)

SIGNATURES AND POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Cranbury, state of New Jersey, on the 10th day of February, 2009.

AMICUS THERAPEUTICS, INC.
By:	/s/ John F. Crowley
	Name:	John F. Crowley
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of the Company, hereby severally constitute and appoint John Crowley, James E. Dentzer, Matthew R. Patterson and Geoffrey P. Gilmore, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 10th day of February, 2009.

Signature	Title

/s/ John F. Crowley John F. Crowley	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ James E. Dentzer James E. Dentzer	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

/s/ Donald J. Hayden Donald J. Hayden	Director

/s/ Sol J. Barer, Ph.D. Sol J. Barer, Ph.D.	Director

/s/ Alexander E. Barkas, Ph.D. Alexander E. Barkas, Ph.D.	Director

Signature	Title

/s/ Stephen Bloch, M.D. Stephen Bloch, M.D.	Director

/s/ P. Sherrill Neff P. Sherrill Neff	Director

/s/ Michael G. Raab Michael G. Raab	Director

/s/ Glenn P. Sblendorio Glenn P. Sblendorio	Director

/s/ James N. Topper, M.D., Ph.D. James N. Topper, M.D., Ph.D.	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1(1)	Restated Certificate of Incorporation

3.2(2)	Amended and Restated By-laws

4.1(3)	Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page hereto)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)

(2)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)

(3)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)